UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On April 29, 2014, NuVasive, Inc. (the “Company”) announced that Michael J. Lambert, the Company’s Chief Financial Officer, will retire from that role effective July 31, 2014. Mr. Lambert will remain with the Company as an Executive Officer to assist the new Chief Financial Officer (as explained below) with the transition, and will then serve as a special advisor to the Chief Executive Officer through March 15, 2015.

(c)         On April 25, 2014, the Board of Directors of the Company appointed Quentin Blackford to serve as its Chief Financial Officer commencing August 1, 2014. Mr. Blackford, age 35, has served as our Executive Vice President of Finance, Accounting and Investor Relations since February 2014, following his tenure as Senior Vice President of Finance & Investor Relations since July 2012, and, prior to that, he served as Vice President, Finance from January 2011. Mr. Blackford joined NuVasive in 2009 as our Corporate Controller and has more than ten years of experience in the healthcare industry, including his time at Zimmer Holdings, Inc. where he held various roles and responsibilities, including the Director of Finance & Controller for Zimmer’s Dental Division where he was responsible for all finance, accounting and IT activities for the worldwide division. Prior to his role at Zimmer’s Dental Division, Mr. Blackford directed the corporate-wide financial planning and analysis function for Zimmer Holdings, Inc. Mr. Blackford is a Certified Public Accountant and obtained Bachelor of Science degrees in both Accounting and Business Administration from Grace College.

Upon his appointment as Chief Financial Officer, Mr. Blackford’s base salary will increase from $365,000 to $415,000 per year effective August 1, 2014 and he will be eligible to receive a bonus payment under the 2014 Executive Performance Bonus Plan at a target level of $290,500.

(e)         On April 29, 2014, the Company entered into a Transition Services Agreement with Mr. Lambert whereby Mr. Lambert will continue to serve as the Company’s Chief Financial Officer through July 31, 2014 and continue to serve as an Executive Officer of the Company and as a member of the Executive Committee through March 31, 2015. Effective August 1, 2014, Mr. Lambert’s base salary will be reduced from $482,500 to $241,250 per annum and his target bonus opportunity under the 2014 Executive Performance Bonus Plan will be reduced from $337,750 to $232,203. If Mr. Lambert’s employment is terminated by the Company for reasons other than cause (as defined in the Transition Services Agreement), death, or disability prior to March 31, 2015 and he executes a release of all claims against the Company, he will be credited with vesting service through March 31, 2015 with respect to the service-based vesting component of his outstanding equity awards. The foregoing information is a summary of select terms from the Transition Services Agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Services Agreement by and between the Company and Michael J. Lambert dated April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: April 29, 2014	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Transition Services Agreement, dated April 29, 2014, by and between the Company and Michael J. Lambert